                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))

[X] Definitive proxy statement

[ ] Definitive additional materials

[ ] Soliciting material pursuant to Rule 14a-12

                         OIL-DRI CORPORATION OF AMERICA
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                         OIL-DRI CORPORATION OF AMERICA
-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------
(2) Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------

(5) Total fee paid:

-----------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.

-----------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

-----------------------------------------------------------------------------
(2) Form, Schedule or Registration Statement No.:

-----------------------------------------------------------------------------
(3) Filing Party:

-----------------------------------------------------------------------------
(4) Date Filed:

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

                                 [OIL-DRI LOGO]

                                                                October 31, 2003

Dear Stockholder:

         You are cordially invited to attend Oil-Dri Corporation of America's Annual Meeting of Stockholders, which will be held at 9:00 a.m. on December 2, 2003, at The Standard Club, 320 South Plymouth Court, Chicago, Illinois.

         The matters expected to be acted on in the meeting are described in the attached Proxy Statement. A slate of nine directors is being recommended for re-election. Their biographies appear in the Proxy Statement. In addition, you are being asked to ratify the selection of PricewaterhouseCoopers, LLP as the Company's independent auditors for the year ending July 31, 2004. Included with the Proxy Statement is a copy of the Company's Annual Report on Form 10-K for fiscal year 2003. We encourage you to read the Form 10-K. It includes information on the Company's operations, markets, products and services, as well as the Company's audited financial statements.

         In addition to the formal portion of the meeting, we will take time to review the results of the past year and look at some of the opportunities for the Company which lie ahead.

         We look forward to seeing you at the Annual Meeting. Whether or not you plan to attend, you can be sure your shares are represented at the meeting by promptly voting and submitting your proxy card in the enclosed envelope provided for this purpose.

                                          Sincerely,

                                          /s/ Daniel S. Jaffee
                                          ------------------------------------
                                          DANIEL S. JAFFEE
                                          President and Chief Executive Officer

                         OIL-DRI CORPORATION OF AMERICA

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 2, 2003

To the Stockholders of
Oil-Dri Corporation of America:

         Notice is hereby given that the 2003 Annual Meeting of Stockholders of Oil-Dri Corporation of America, a Delaware corporation (the "Company"), will be held at The Standard Club, located at 320 South Plymouth Court, Chicago, Illinois, on December 2, 2003, at 9:00 a.m., local time, for the purpose of considering and voting on:

         1.       The election of nine directors;

         2. Ratification of the selection of PricewaterhouseCoopers, LLP as the Company's independent auditors for the year ending July 31, 2004; and

         3.       Such other business as may properly come before this meeting.

         The stock transfer books of the Company will remain open. The Board of Directors has determined that only holders of record of outstanding shares of Common Stock and Class B Stock at the close of business on October 24, 2003, are entitled to notice of, and to vote at, the annual meeting or any adjournment thereof. All stockholders, whether or not they now expect to be present at the meeting, are requested to date, sign and return the enclosed proxy, which requires no postage if mailed in the United States.

         Your attention is directed to the following pages for further information relating to the meeting.

                                   By Order of the Board of Directors,

                                   /s/ Charles P. Brissman
                                   ----------------------------------
                                   CHARLES P. BRISSMAN
                                   Secretary

Chicago, Illinois
October 31, 2003

                         OIL-DRI CORPORATION OF AMERICA

                            410 NORTH MICHIGAN AVENUE
                                    SUITE 400
                          CHICAGO, ILLINOIS 60611-4213

                                 PROXY STATEMENT

                                     GENERAL

         This Proxy Statement and the accompanying proxy are being mailed on or about October 31, 2003, to all holders of record of outstanding shares of the Company's Common Stock and Class B Stock at the close of business on October 24, 2003. Proxies are being solicited on behalf of the Board of Directors for use at the 2003 Annual Meeting of Stockholders, notice of which accompanies this Proxy Statement. Any stockholder giving a proxy has the power to revoke it at any time prior to the exercise thereof by executing a subsequent proxy, by notifying the Secretary of the Company of such revocation in writing (such notification to be directed to him at the Company's offices at 410 North Michigan Avenue, Suite 400, Chicago, Illinois 60611-4213), or by attending the annual meeting and voting in person. IF NO CONTRARY INSTRUCTION IS INDICATED IN THE PROXY, EACH PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NINE NOMINEES NAMED BELOW TO THE BOARD OF DIRECTORS AND "FOR" THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS, LLP AS INDEPENDENT AUDITORS.

         The Company will pay the costs of this solicitation of proxies for the annual meeting. In addition to using the mails, officers and certain other regular employees of the Company may solicit proxies in person or by telephone, electronic mail, or facsimile. The Company may reimburse brokers and others who are record holders of Common Stock and Class B Stock for their reasonable expenses incurred in obtaining voting instructions from the beneficial owners of such stock.

VOTING

         The record date for the determination of stockholders entitled to vote at the meeting is October 24, 2003, at the close of business. Holders as of the record date of outstanding shares of Common Stock and Class B Stock are entitled to vote at the meeting. Holders of Common Stock are entitled to one vote per share and holders of Class B Stock to ten votes per share (on a non-cumulative basis for each director to be elected when voting for the election of directors) and vote together without regard to class (except that any amendment to the Company's Certificate of Incorporation changing the number of authorized shares or adversely affecting the rights of Common Stock or Class B Stock requires the separate approval of the class so affected as well as the approval of both classes voting together). Holders of Class B Stock are entitled to convert any and all of such stock into Common Stock on a share-for-share basis at any time and are subject to mandatory conversion under certain circumstances. As of the record date, 4,028,300 shares of Common Stock and 1,422,842 shares of Class B Stock were outstanding.

ELECTION OF DIRECTORS

         The election of directors requires a plurality of votes cast. Accordingly, only proxies and ballots marked for all nominees listed (including executed proxies not marked with respect to election of directors, which will be voted for all listed nominees), or voting for some, but not all nominees, by specifying that votes be withheld for one or more designated nominees, are counted to determine the total number of votes cast for the various nominees, with the nine nominees receiving the largest number of votes being elected. Abstentions and broker non-votes have no effect on the outcome of the election of directors.

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The affirmative vote of the majority of the votes present in person or represented by proxy is necessary for the ratification of the selection of PricewaterhouseCoopers, LLP as the Company's independent auditors. Thus an abstention will effectively be treated as a vote against the ratification while a broker non-vote will have no effect on the outcome.

PRINCIPAL STOCKHOLDERS

         The following table sets forth information, as of September 30, 2003, except as noted below, regarding beneficial ownership of the Company's Common Stock and Class B Stock by each person or group known to the Company to hold more than five percent of either class. See "Security Ownership of Management" for information on beneficial ownership of the Company's Common Stock and Class B Stock by the Company's executive officers and directors as a group.

                                                                   AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)
                                                                   --------------------------------------------
                                                                                                          PERCENTAGE OF
                                                         NUMBER OF SHARES OF         PERCENTAGE OF      AGGREGATE VOTING
    NAME AND ADDRESS OF                                   COMMON STOCK AND            OUTSTANDING        POWER OF COMMON
     BENEFICIAL OWNER                                       CLASS B STOCK           STOCK OF CLASS   STOCK AND CLASS B STOCK
     ----------------                                       -------------           --------------   -----------------------
Richard M. Jaffee(7)(12)..............Common Stock:                 --                      --                   --
410 N. Michigan Ave.                  Class B Stock:            321,050(2)(3)(6)         22.14%               17.32%
Chicago, IL 60611

Daniel S. Jaffee(7)...................Common Stock:              48,066(4)                1.18%                0.24%
410 N. Michigan Ave.                  Class B Stock:            244,816(5)(6)            15.02%               12.01%
Chicago, IL 60611

Jaffee Investment ....................Common Stock:                  --                     --                   --
Partnership, L.P.(12)                 Class B Stock:          1,000,000(3)               70.28%               54.75%
410 N. Michigan Ave.
Chicago, IL 60611

Heartland Advisors, Inc. .............Common Stock:             833,300(8)               21.14%                1.70%
789 North Water Street.               Class B Stock:                 --                     --                   --
Milwaukee, WI 53202

T. Rowe Price Assoc., Inc.............Common Stock:             471,200(9)               11.28%                2.55%
100 East Pratt                        Class B Stock:                 --                     --                   --
Baltimore, MD 21202

Tweedy, Brown Co. LLC.................Common Stock:             354,836(10)               8.49%                1.93%
350 Park Avenue                       Class B Stock:                 --                     --                   --
New York, NY 10022

Dimensional Fund Advisors, Inc........Common Stock              329,450(10)               7.88%                1.79%
1299 Ocean Avenue                     Class B Stock:                 --                     --                   --
Santa Monica, CA 90401

Gabelli Asset Management, Inc.........Common Stock:             671,600(11)              16.01%                3.65%
One Corporate Center                  Class B Stock:                 --                     --                   --
Rye, NY 10580

(1) Beneficial ownership is defined in applicable Securities and Exchange Commission rules as sole or shared power to vote or to direct the disposition of a security. All beneficial ownership is with sole voting power and sole investment power except as described in the Notes below.

(2) Includes 201,925 shares held in a revocable trust of which Richard M. Jaffee is the grantor and, during his lifetime, the trustee and sole beneficiary and 91,525 shares held in a revocable trust of which Richard M. Jaffee's spouse is the grantor and during her lifetime the trustee and sole beneficiary, and 100 shares held in joint tenancy with his spouse. Also includes 27,500 shares of Class B Stock, which Mr. Jaffee has the right to acquire within 60 days of September 30, 2003, pursuant to stock options.

(3) The Jaffee Investment Partnership, L.P. is managed by its general partners, generally acting by a majority vote. Two of the general partners, Richard M. Jaffee and Shirley H. Jaffee, each have eight votes. Each of the remaining four general partners, Daniel S. Jaffee, Karen Jaffee Cofsky, Susan Jaffee Hardin and Nancy E. Jaffee, all children of Richard M. and Shirley H. Jaffee, have one vote. Mr. Richard M. Jaffee, as the managing general partner, might be deemed to have, but disclaims, beneficial ownership of the Partnership's shares, which are not reflected in his share ownership shown in the table.

(4) Includes 666 shares of Common Stock owned by Daniel S. Jaffee's spouse and 37,500 and 5,000 shares of Common Stock which Daniel S. Jaffee and his spouse, respectively, have the right to acquire within 60 days of September 30, 2003, pursuant to stock options.

(5) Includes 3,292 shares of Class B Stock held by Daniel S. Jaffee as trustee of the Richard M. Jaffee 1993 Annuity Trust, 3,306 shares of Class B Stock held by Daniel S. Jaffee as trustee of the Shirley Jaffee 1993 Annuity Trust, 2 shares owned by Daniel S. Jaffee's spouse, and 4,500 Class B shares owned by Daniel S. Jaffee as trustee for his children. Also includes 202,500 and 4,250 shares of Class B Stock, which Daniel S. Jaffee and his spouse, respectively, have the right to acquire within 60 days of September 30, 2003, pursuant to stock options.

(6) Does not include shares owned by the Jaffee Investment Partnership, L.P.

(7)      Daniel S. Jaffee is Richard M. Jaffee's son.

(8) Heartland Advisors, Inc. held sole dispositive power over 833,300 shares of Common Stock and sole voting power over 313,700 shares of Common Stock. Information is as provided by the holder in its Schedule 13G filed with the Securities and Exchange Commission as of December 31, 2002, which also names an affiliated individual who may be deemed to have beneficial ownership of some or all of these shares.

(9) T. Rowe Price Associates, Inc. ("Price Associates"), held sole dispositive power over 471,200 shares of Common Stock and sole voting power over 470,000 shares of Common Stock. These securities are owned by various individuals and institutional investors, including T. Rowe Price Small Cap Value Fund, for which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934 Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Information is as provided by the holder in its Schedule 13G filed with the Securities and Exchange Commission as of December 31, 2002.

(10) Information is as provided by the holder in its Schedule 13G filed with the Securities and Exchange Commission as of December 31, 2002.

(11) Information is as provided by the holder in its Schedule 13D filed with the Securities and Exchange Commission as of November 20, 2002, which also names an affiliated individual who may be deemed to have beneficial ownership of some or all of these shares.

(12) By virtue of their direct and indirect ownership of shares of the Company's stock, Richard M. Jaffee and the Jaffee Investment Partnership, L.P. may be deemed to be control persons of the Company under the federal securities laws.

SECURITY OWNERSHIP OF MANAGEMENT

         The following table shows the number of shares of Common Stock and Class B Stock of the Company beneficially owned as of September 30, 2003, by the directors, by the executive officers named in the Summary Compensation Table ("Named Officers") and by the directors and executive officers as a group.

                                                                 NUMBER OF SHARES        NUMBER OF SHARES
NAME OF BENEFICIAL OWNER(1)                                     OF COMMON STOCK(2)      OF CLASS B STOCK(2)
---------------------------                                     ------------------      -------------------
Richard M. Jaffee(12).................................                      (3)                  (3)
Daniel S. Jaffee......................................                      (3)                  (3)
J. Steven Cole........................................               32,240 (4)(8)             --
Arnold W. Donald......................................               25,000 (8)                --
Ronald B. Gordon......................................               38,200 (8)                --
Thomas D. Kuczmarski..................................               26,900 (5)(8)             --
Joseph C. Miller......................................               27,000 (6)(8)             --
Paul J. Miller........................................               29,904 (7)(8)             --
Allan H. Selig........................................               29,000 (8)                --
Thomas F. Cofsky(12)..................................               12,969 (9)            99,417(10)(11)
Wade R. Bradley.......................................               45,006 (13)               --
Eugene W. Kiesel......................................               62,613 (14)               --
Jeffrey M. Libert.....................................               37,508 (15)               --
All Executive Officers and Directors as a group
     (16 in group)....................................              438,079 (16)          665,283(11)(17)

(1) Beneficial ownership is defined in applicable Securities and Exchange Commission rules as sole or shared power to vote or to direct the disposition of a security. All beneficial ownership is with sole voting power and sole investment power except as described in the Notes below.

(2) Except for Richard M. Jaffee, Daniel S. Jaffee and Thomas F. Cofsky, none of the directors, nominees for election to the Board of Directors, or executive officers, including the Named Officers, own any shares of Class B stock. With the exception that Daniel S. Jaffee owns 1.18% of the number of outstanding shares of Common Stock, the number of shares of Common Stock owned beneficially by each of the directors and Named Officers constitutes less than 1.0% of the number of outstanding shares of Common Stock. The number of shares of Common Stock owned beneficially by each of the directors and Named Officers (including Daniel S. Jaffee) represents shares having less than 1.0% of the aggregate voting power of the Common Stock and Class B Stock.

(3) For information regarding the shares owned by Richard M. Jaffee and Daniel S. Jaffee, see the table under the heading "Principal Stockholders" and the Notes thereto.

(4)      Includes 967 shares of Common Stock owned by Mr. Cole's spouse.

(5) Includes 100 shares of Common Stock held by Mr. Kuczmarski as trustee for his child.

(6) Includes 2,000 shares of Common Stock held by Mr. Joseph Miller as trustee for the benefit of his spouse.

(7)      Includes 888 shares of Common Stock owned by Mr. Paul Miller's spouse.

(8) Includes 25,000 shares of Common Stock which this director has the right to acquire within 60 days of September 30, 2003, pursuant to stock options.

(9) Includes 59 shares of Common Stock owned by Mr. Cofsky's spouse, and 7,500 and 5,000 shares of Common Stock which Mr. Cofsky and his spouse, respectively, have the right to acquire within 60 days of September 30, 2003, pursuant to stock options.

(10) Includes 22,366 shares of Class B Stock owned by Mr. Cofsky's spouse, 7,500 shares of Class B Stock owned by his spouse as trustee for their children and 62,500 and 6,750 shares of Class B Stock which Mr. Cofsky and his spouse, respectively, have the right to acquire within 60 days of September 30, 2003, pursuant to stock options. Thomas F. Cofsky has beneficial ownership of 6.66% of Class B Shares which represents 5.24% of the aggregate voting power of Common Stock and Class B Stock.

(11) Does not include shares owned by the Jaffee Investment Partnership, L.P. For information regarding the shares held by the partnership see the table under the heading "Principal Stockholders" and the Notes thereto.

(12)     Mr. Cofsky is Richard M. Jaffee's son-in-law.

(13) Includes 45,000 shares of Common Stock which Mr. Bradley has the right to acquire within 60 days of September 30, 2003, pursuant to stock options.

(14) Includes 61,250 shares of Common Stock which Mr. Kiesel has the right to acquire within 60 days of September 30, 2003, pursuant to stock options.

(15) Includes 37,500 shares of Common Stock which Mr. Libert has the right to acquire within 60 days of September 30, 2003, pursuant to stock options.

(16) Includes 387,375 shares of Common Stock which constitute all such shares that the executive officers and directors of the Company have the right to acquire within 60 days of September 30, 2003, pursuant to stock options (including the shares of Common Stock which may be acquired as described in Notes above and in the Notes under the heading "Principal Stockholders"). Also includes 5,000 shares of restricted stock which become non-forfeitable on October 21, 2004.

(17) Includes 303,500 shares of Class B Stock which constitute all such shares that the executive officers and directors of the Company have the right to acquire within 60 days of September 30, 2003, pursuant to stock options (including the shares of Class B Stock which may be acquired as described in Notes above and in the Notes under the heading "Principal Stockholders").

INFORMATION CONCERNING THE BOARD OF DIRECTORS

         During the fiscal year ended July 31, 2003, four meetings of the Board of Directors were held. Each director attended at least 75% of the meetings of the Board and of any Board Committee on which he sits.

         The Company has an Audit Committee presently composed of three persons, Messrs. J. Steven Cole, Allan H. Selig and Arnold W. Donald, who the Board of Directors has determined meet the present independence and experience requirements of the New York Stock Exchange. Mr. Donald succeeded Ronald B. Gordon as a committee member in December 2002. The Board also has determined that Mr. Cole is an "audit committee financial expert" within the meaning of the rules of the Securities and Exchange Commission and that he meets the accounting or related financial management expertise standard required by the New York Stock Exchange. The Audit Committee has the duties and responsibilities set out in the Audit Committee Charter. Those include: appointment of the independent public accountants, review of their independence and of other services provided by them, and of the fees and other arrangements regarding their services; review with the independent accountants and management of the scope of the audit, and of significant financial reporting issues and judgments; review with the independent public accountants and management of the annual audited financial statements and of the quarterly financial statements and press releases; review with the independent public accountants and management of the quality and adequacy of internal controls; and preparation of the report required by the rules of the Securities and Exchange Commission to be included in this proxy statement. The Audit Committee held five meetings during the fiscal year ended July 31, 2003.

         The Company has a Compensation Committee, presently composed of three persons who are outside directors, Messrs. J. Steven Cole, Allan H. Selig, and Ronald B. Gordon. Mr. Paul J. Miller, a director and a partner of Sonnenschein Nath & Rosenthal LLP, counsel to the Company, is an alternate member of the Compensation Committee. Mr. Miller does not participate in Committee actions involving grants of stock options or restricted stock to employees subject to
Section 16(b) of the Securities Exchange Act of 1934. The Committee is responsible for reviewing the compensation, including benefits, of the Chief Executive Officer and other executive officers of the Company. The Committee is also responsible for reviewing the Company's stock option plans and granting stock options or restricted stock to employees, including grants to the executive officers of the Company. The Compensation Committee held three meetings during the fiscal year ended July 31, 2003.

         The Company does not have a nominating committee.

                            1. ELECTION OF DIRECTORS

         The shares represented by each proxy will be voted, if no contrary instruction is indicated in the proxy, to elect as directors the nine nominees named below to hold office until the next Annual Meeting of Stockholders and until their successors have been elected and qualify. Each nominee is currently a director of the Company. If any nominee should be unable or unwilling to serve, which is not now contemplated, the proxy holders may, but will not be bound to, vote for a substitute nominee.

                             NOMINEES FOR DIRECTORS

               Richard M. Jaffee               Age 67           Director since 1958
               Chairman of the Board of the Company

               Mr. Jaffee received a degree from the University of Wisconsin School of Business in 1957, and earned his CPA certificate in that same year. He worked briefly for the public accounting firm of Touche
               Niven et. al. After service as an officer in the U.S. Army, he joined the Company in 1958, becoming its president in 1960, a position he held until 1995. He served as Chief Executive Officer of
[PHOTO         the Company from 1962 until 1997. Mr. Jaffee retired as an employee
  OF           of the Company in 2001. He has served as Chairman of the Board of
RICHARD M.     the Company since 1962. Mr. Jaffee is a director of Harris Bancorp,
JAFFEE]        Inc. and Bankmont Financial, subsidiaries of the Bank of Montreal.
               He is a trustee, vice chairman and a member of the executive committees of Rush-Presbyterian-St. Luke's Medical Center and the
               Illinois Institute of Technology. In addition he is a trustee of the
               Chicago Museum of Science and Industry and the Chicago Historical
               Society. Mr. Jaffee received an honorary Doctor of Human Letters degree from the Illinois Institute of Technology in 2001.

               Daniel S. Jaffee                Age 39           Director since 1992
               President and Chief Executive Officer of the Company

               Mr. Jaffee graduated from Georgetown University in 1986. Mr. Jaffee joined the Company in 1987, after a year with Price Waterhouse. He was a product manager in the Industrial and Agricultural divisions of the Company until 1989. Mr. Jaffee was Group Vice President of
               Canadian Operations, Management Information Systems and Finance of
[PHOTO         the Company in 1990. In 1990, he also became Chief Financial Officer
  OF           of the Company, a position he held until 1995. From 1990 to 1992,
DANIEL S.      Mr. Jaffee was Group Vice President, Domestic and Canadian
JAFFEE]        Operations of the Company. From 1992 to 1994, Mr. Jaffee was Group
               Vice President Canadian Operations and Consumer Products-Grocery of
               the Company. From 1994 until 1995, he was Group Vice President,
               Consumer Products of the Company. Mr. Jaffee became President of the
               Company in 1995, and Chief Executive Officer in 1997. He was Chief
               Operating Officer from 1995 to 1997. Mr. Jaffee's civic activities include the Chicago Foundation for Education and the Anti-Cruelty
               Society of Chicago.

               J. Steven Cole                  Age 69           Director since 1981
               President, Cole and Associates

               Mr. Cole graduated from the University of Wisconsin in 1957. After serving as an officer in the United States Army, he received a master's degree from the American Graduate School for International
               Business following graduate studies at the University of Michigan.
               He began his career at Abbott Laboratories in 1962. Later, he joined
 [PHOTO        G.D. Searle and Company, where he became Vice President of the Asian
   OF           and Canadian Divisions, a position he held until 1986. In 1986, Mr.
J. STEVEN      Cole joined A.H. Robins Company, where he was a senior vice
  COLE]        president responsible for all international operations until 1990.
               In 1990, he joined SAV-A-LIFE Systems, Inc., a firm selling specialty products to the dental and medical professions, where he served as President until 1994, and then Chairman of the Board until
               2000. In 1990, Mr. Cole also became president of Cole and
               Associates, an international consulting firm. Mr. Cole is also a director of Aculux, Inc.

               Arnold W. Donald                Age 48           Director since 1997
               Chairman, Merisant Company

               Mr. Donald received a B.A. degree in economics from Carleton College in 1976, earned a B.S. degree in mechanical engineering from
               Washington University in St. Louis in 1977, and an M.B.A. from the
               University of Chicago Graduate School of Business in 1980. Mr.
               Donald joined Monsanto Company in 1977, and became President of
               Monsanto's Agricultural Group in 1995. In 1998, He was named
               Corporate Senior Vice President and in 1999, he also assumed the
  [PHOTO       position of President, Nutrition and Consumer Sector. He served in
    OF         these positions until 2000, when he became Chairman and Chief
  ARNOLD       Executive Officer of Merisant Company, whose products include
W. DONALD]     tabletop sweeteners. He served as CEO of Merisant until July, 2003.
               Mr. Donald serves on the non-profit boards of Carleton College,
               Washington University, Dillard University, Barnes-Jewish Hospital,
               Opera Theatre of St. Louis, St. Louis Art Museum, and the St. Louis
               Science Center. Mr. Donald also serves as a director of Carnival
               Corporation, The Scotts Company, Crown Cork & Seal Company, Belden,
               Inc. and the Laclede Group. In 1998, Mr. Donald was appointed by the
               President to serve on the President's Export Council for
               international trade; he was reappointed for a second term in
               February, 2003.

               Ronald B. Gordon                Age 60           Director since 1995
               President and Chief Operating Officer, Nice-Pak Products, Inc.

               Mr. Gordon graduated from the University of Pennsylvania in 1964, and received a master's degree from Columbia University in 1966. Mr.
               Gordon worked in brand management and advertising management for
               Procter & Gamble from 1966 to 1983. In 1983, Mr. Gordon joined
               International Playtex, Inc. as Vice President and General Manager of
               Playtex Family Products, U.S. He became Senior Vice President and
               General Manager of U.S. and Canadian Playtex Family Products in 1985
 [PHOTO        and held that position through 1987. Mr. Gordon was Executive Vice
   OF          President of the Playtex Family Products Corporation from 1988
 RONALD        through 1989. During 1990, Mr. Gordon was an independent executive
B. GORDON]     consultant. Mr. Gordon joined Goody Products, Inc. in 1991, as
               President and Chief Operating Officer and held that position until
               1994. Mr. Gordon founded Gordon Investment Group, a company which finances and oversees start-up businesses, in 1994. Mr. Gordon served as Chief Executive Officer of North American operations for
               Beiersdorf, Inc., from 1997 through 2001. In 2002, Mr. Gordon joined
               Nice-Pak Products, Inc., as its President and Chief Operating
               Officer. He is a director of the Cosmetic, Toiletry and Fragrance
               Association (CTFA) and an associate trustee of the University of
               Pennsylvania.

               Thomas D. Kuczmarski            Age 52           Director since 1999
               Senior Partner and President, Kuczmarski & Associates

               Mr. Kuczmarski graduated from College of the Holy Cross in 1973, and received an M.B.A. from Columbia University's Graduate School of
               Business in 1975, and a master's degree in international affairs from Columbia University's Graduate School of International Affairs,
               where he was named an International Fellow of the University. Mr.
               Kuczmarski began his business career as a brand manager at Quaker
               Oats Company in 1976. In 1978, he joined Booz, Allen & Hamilton
  [PHOTO       where he became a Principal in 1980. In 1983, he founded Kuczmarski
    OF         & Associates, a management consulting firm specializing in
 THOMAS D.     innovation, new products and services, brand management and
KUCZMARSKI]    marketing strategies. He is the author of four books: Managing New
               Products, 3rd Edition (Book Ends, 2000); Innovating the Corporation
               (NTC Publishing, 2000); Values-Based Leadership: Rebuilding Employee
               Commitment, Productivity and Performance (Prentice-Hall, 1995),
               co-authored with Dr. Susan Smith Kuczmarski; and Innovation:
               Leadership Strategies for the Competitive Edge (co-published by NTC
               Publishing and the American Marketing Association, 1995). He is an
               adjunct professor in the area of new products and services at
               Northwestern University's Kellogg Graduate School of Management and
               at the University of Chicago Graduate School of Business. He is a
               trustee of the Chicago Children's Museum and a member of the
               Economic Club of Chicago.

               Joseph C. Miller                Age 61           Director since 1989
               Vice Chairman of the Board of the Company
               Independent Consultant

               Mr. Miller graduated from the West Virginia University School of
               Business in 1964. After serving as an officer in the United States
               Army, he joined Republic Steel Corporation in 1966. Mr. Miller served as president of Lowes, Inc., Inland Distributing and
  [PHOTO       Whiteford Transportation Systems. He joined the Company in 1989 as
    OF         Vice President of Corporate Planning and Marketing. He served as
  JOSEPH       Group Vice President for Sales, Marketing and Distribution from 1990
C. MILLER]     to 1993. Mr. Miller was Senior Vice President for the Consumer,
               Industrial & Environmental and Transportation Groups of the Company
               from 1993 to 1995. He became Vice Chairman of the Board in 1995. Mr.
               Miller served as an employee of the Company until 2000, when he became an independent consultant specializing in strategic planning.
               Mr. Miller is a director of Prandium, Inc., and Travelmore Inc. He is a trustee of St. Joseph Regional Medical Center.

               Paul J. Miller                  Age 74           Director since 1975
               Partner, Sonnenschein Nath & Rosenthal LLP

               Mr. Miller graduated from Yale University in 1950. He received his
  [PHOTO       law degree from Harvard Law School in 1953. Mr. Miller served as an
    OF         officer in the Judge Advocate General's Corps of the United States
  PAUL J.      Army from 1954 to 1957. He joined Sonnenschein Nath & Rosenthal LLP,
  MILLER]      attorneys and counsel to the Company, in 1957. He has been a partner of the firm since 1963.

               Allan H. Selig                  Age 69           Director since 1969
               Commissioner of Major League Baseball
               President and Chairman of the Board, Selig Lease Company

               Mr. Selig received a bachelor's degree from the University of
               Wisconsin in 1956. After two years in the United States Army, Mr.
               Selig joined Selig Ford, Inc. He served as president of Selig Ford
               (which became Selig Chevrolet in 1982) from 1959 until 1990. Since
               1970 he has served as Chairman of the Board and President of Selig
  [PHOTO       Lease Company. Mr. Selig became President and Chief Executive
    OF         Officer of the Milwaukee Brewers Baseball Club, Inc. in 1970 and
  ALLAN H.     served in that capacity until 1998 when he was elected to the
   SELIG]      position of Commissioner of Major League Baseball. He also served as
               Chairman of the Executive Council of Major League Baseball from 1992 to 1998. Mr. Selig is a director of the Green Bay Packers and Marcus
               Corporation. In addition, he is a director of the Greater Milwaukee
               Committee and the Milwaukee Club and a trustee of the Boys and Girls
               Clubs of Greater Milwaukee. He is a founder and vice chairman of
               Athletes for Youth and co-founder of the Child Abuse Prevention
               Fund.

                             EXECUTIVE COMPENSATION

         The following table shows, for the fiscal years ended July 31, 2003, 2002 and 2001, the compensation of the chief executive officer and the four other most highly compensated executive officers of the Company serving as such at July 31, 2003.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG TERM
                                                                        COMPENSATION (2)
                                      ANNUAL COMPENSATION (1)          -----------------
                                   -------------------------------     RESTRICTED
     NAME AND             FISCAL                      OTHER ANNUAL       STOCK     OPTION     ALL OTHER
PRINCIPAL POSITION         YEAR    SALARY     BONUS   COMPENSATION       AWARDS    AWARDS    COMPENSATION
------------------         ----    ------     -----   ------------       ------    ------    ------------
Daniel S. Jaffee.......    2003   $285,000  $178,125    $53,848(3)        --           --     $  6,310(4)
President and Chief        2002    275,000   110,000     55,890           --       30,000       48,635
Executive Officer          2001    275,000        --         --           --           --        3,666

Thomas F. Cofsky.......    2003   $165,867  $ 68,420         --           --           --     $  3,596(5)
Vice President of          2002    160,000    52,800         --           --       20,000        2,900
Manufacturing and          2001    159,167        --         --           --           --        2,884
Logistics

Eugene W. Kiesel.......    2003   $158,500  $ 59,438         --           --           --     $  3,790(5)
Vice President,            2002    153,000    45,900         --           --       20,000        2,830
Specialty Products Group   2001    152,583        --         --           --           --        2,706

Wade R. Bradley........    2003   $147,700  $ 55,388         --           --       10,000     $  3,363(6)
Vice President,            2002    140,000    42,050         --           --       20,000        2,800
Global Consumer            2001    140,000        --         --           --       20,000        3,188
Products Group

Jeffrey M. Libert......    2003   $140,400  $ 52,650         --           --       10,000     $  3,409(6)
Vice President and         2002    135,000    40,500         --           --       20,000        2,720
Chief Financial Officer    2001    128,333        --         --           --       15,000        2,740

(1) Amounts shown include cash compensation earned during the year covered, whether received or deferred at the election of the officer, including amounts earned but deferred at the election of the officer pursuant to the Oil-Dri Corporation of America Deferred Compensation Plan. In the fiscal year ended July 31, 2003, $45,000, $32,083, and $11,878 were deferred by
     Daniel S. Jaffee, Thomas F. Cofsky, and Eugene W. Kiesel, respectively, under the provisions of the Oil-Dri Corporation of America Deferred Compensation Plan. Earnings on deferred compensation under the Plan is described under the heading "Remuneration of Directors."

(2) No stock appreciation rights, restricted stock or other long-term incentive plan payouts, other than options, were granted to or earned by the executive officers named in this table in any fiscal year covered by the table.

(3) Includes $45,250 paid on Mr. Jaffee's behalf during the fiscal year ended July 31, 2003 for tuition in an executive master's program at Northwestern University's Kellogg School of Management for the academic year beginning September, 2003. The Company is paying Mr. Jaffee's tuition in accordance with the Board of Director's determination that it is in the best interest of the Company that its Chief Executive Officer have a Master of Business Administration degree. Total cost of this two-year program is $93,000.

(4) The Company had provided a split dollar insurance policy on the life of Daniel S. Jaffee. No premiums were paid in the fiscal year ended July 31, 2003. The policy was surrendered during the fiscal year ended July 31, 2003. The amount shown includes $504 which represents the economic benefit of the term life component of this policy. Also includes a payment of $5,476 on behalf of Mr. Jaffee to a defined contribution plan and $330 that Mr. Jaffee earned in excess of 120% of the applicable federal rate on his balance in the deferred compensation plan.

 (5) Includes $232 and $567 which Thomas F. Cofsky and Eugene W. Kiesel earned, respectively, in excess of 120% of the applicable federal rate on their balances in the deferred compensation plan during the fiscal year ended July 31, 2003. Also, includes payments by the Company of $3,364 and $3,223 on behalf of Mr. Cofsky and Mr. Kiesel, respectively, to a defined contribution plan.

(6) Represents payments by the Company on behalf of these executive officers to a defined contribution plan.

STOCK OPTIONS

         Shown in the tables below is information with respect to (i) options to purchase the Company's Stock (as defined below in Note (2)) granted in the fiscal year ended July 31, 2003 to the executive officers named in the "Summary Compensation Table" ("Named Officers") and (ii) unexercised options to purchase the Company's Common Stock or Stock as defined in Note (2) which were held as of July 31, 2003 by the Named Officers. No options were exercised by any of the Named Officers during the 2003 fiscal year.

                             2003 OPTION GRANTS (1)

                                                                                                   POTENTIAL REALIZED
                                                                                                    VALUE AT ASSUMED
                                   NUMBER OF       % OF TOTAL                                        ANNUAL RATES OF
                                    SHARES           OPTIONS                                        APPRECIATION FOR
                                  UNDERLYING         GRANTED                                         OPTION TERM (4)
                                    OPTIONS       TO EMPLOYEES    EXERCISE       EXPIRATION       ----------------------
       NAME                     GRANTED (2)(3)   IN FISCAL YEAR   PRICE ($)         DATE          5% ($)        10% ($)
       ----                     --------------   --------------   ---------         ----          ------        -------
Daniel S. Jaffee............           --               --             --               --             --            --
Thomas F. Cofsky............           --               --             --               --             --            --
Eugene W. Kiesel............           --               --             --               --             --            --
Wade R. Bradley.............       10,000            6.06%         $11.39        6/10/2013        $71,631      $181,527
Jeffrey M. Libert...........       10,000            6.06%          11.39        6/10/2013         71,631       181,527

(1) No stock appreciation rights were granted in the fiscal year covered by this table.

(2) All options to purchase the Company's Stock granted in the fiscal year ended July 31, 2003 were issued under the terms of the Oil-Dri Corporation of America 1995 Long Term Incentive Plan. "Stock" as defined in the Plan means Class A Common Stock, except that if no Class A Common Stock is issued and publicly traded on any securities market when options are exercised, the shares awarded would be Common Stock and, with respect to any award made in Class B Stock to a member of the Jaffee family who is an employee of the Company or one of its subsidiaries that is more than 50% owned by the Company, Class B Stock. As of the date of this Proxy Statement, no shares of Class A Common Stock had been issued.

(3) The Company's option plans are administered by the Compensation Committee of the Board of Directors. All options granted in the fiscal year ended July 31, 2003 have an exercise price equal to the fair market value on the date of grant. Twenty-five percent of the options will vest on the second anniversary of the grant; and an additional 25% will vest on the third, fourth, and fifth anniversaries of the grant. The Company granted options to purchase an aggregate of 165,000 shares of Stock to employees in fiscal 2003.

(4) Potential gains are net of exercise price, but before any taxes that may be associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission's rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Stock, overall market conditions, and the option holder's continued employment through the term of the option. The amounts reflected in this table may not necessarily be achieved.

                       OPTION FISCAL YEAR END VALUE TABLE

                                                                                               VALUE OF UNEXERCISED
                                                      NUMBER OF UNEXERCISED                        IN-THE-MONEY
                                                        OPTIONS AT FY-END                   OPTIONS AT FY-END ($) (2)
                                                ------------------------------        ----------------------------------
NAME (1)                                        EXERCISABLE      UNEXERCISABLE        EXERCISABLE          UNEXERCISABLE
--------                                        -----------      -------------        -----------          -------------
Daniel S. Jaffee............................      37,500                 0(3)          $       0             $       0
                                                 140,625            76,875(4)             98,437               206,813

Thomas F. Cofsky............................       7,500                 0(3)                  0                     0
                                                  40,000            40,000(4)             37,625               139,626

Eugene W. Kiesel............................      38,750            41,250(4)             35,000               138,750

Wade R. Bradley.............................      26,000            54,000(4)             39,150               179,025

Jeffrey M. Libert...........................      20,000            50,000(4)             33,453               167,709

(1) No stock appreciation rights were exercised in the fiscal year covered by this table or outstanding at July 31, 2003.

(2) The closing price of a share of Common Stock on July 31, 2003 was $11.95.

(3)      Options to purchase shares of Common Stock of the Company.

(4) Options to purchase shares of Stock as defined by the terms of the 1995 Long Term Incentive Plan; see Note (2) under the preceding table "2003 Option Grants". The options granted to Mr. Daniel S. Jaffee and Mr. Thomas F. Cofsky relate to Class B Stock.

PENSION PLANS

         The Company's pension plan covering salaried employees is a non-contributory, qualified, defined benefit plan. The plan provides for pensions based on credited years of service and cash compensation (excluding compensation paid under the Company's incentive bonus plan) during the highest paid consecutive five years during the last ten years of employment. The following table presents estimated annual retirement benefits payable under the pension plan and a supplemental executive retirement plan upon normal retirement at age 65 and is computed on the basis of a 5-year certain and life annuity. The benefits listed are not subject to a deduction for social security or other offset amounts.

                                           ESTIMATED ANNUAL BENEFITS AT YEARS OF SERVICE INDICATED
HIGHEST CONSECUTIVE 5-YEAR                 -------------------------------------------------------------------
   AVERAGE COMPENSATION       15 YRS        20 YRS         25 YRS          30 YRS        35 YRS        40 YRS
   --------------------       ------        ------         ------          ------        ------        ------
       $125,000              $17,000       $22,700        $28,300          $34,000       $34,000       $34,000
        150,000               21,100        28,200         35,200           42,300        42,300        42,300
        175,000               25,300        33,700         42,100           50,500        50,500        50,500
        200,000               29,400        39,200         49,000           58,800        58,800        58,800
        225,000               33,500        44,700         55,800           67,000        67,000        67,000
        250,000               37,600        50,200         62,700           75,300        75,300        75,300
        300,000               45,900        61,200         76,500           91,800        91,800        91,800

         The individuals named in the Summary Compensation Table are participants in the Company's pension plan and had compensation as defined in the pension plan for the fiscal year ended July 31, 2003 and number of years of service as of August 1, 2003 under the pension plan as follows: Daniel S. Jaffee, $278,000, 15 years; Thomas F. Cofsky, $153,783, 16 years; Eugene W. Kiesel, $146,612, 5 years; Wade R. Bradley, $147,700, 13 years; Jeffrey M. Libert, $140,400, 13 years. Mr. Daniel S. Jaffee is currently limited to $200,000 under the Company's plan because of applicable Internal Revenue Code limitations which became effective for the Company's pension plan on August 1, 1994.

         The Company adopted a supplemental executive retirement plan during the fiscal year ended July 31, 2003. The purpose of that plan is to provide certain retired participants in the Company's pension plan with the amount of benefits that would have been provided under the pension plan but for the limitations on benefits and/or the limitation on compensation for purposes of calculating benefits imposed by the Internal Revenue Code. All pension plan participants whose benefits are affected by those limitations will be participants in the supplemental executive retirement plan. Mr. Daniel S. Jaffee is currently the only participant.

REMUNERATION OF DIRECTORS

         Each director of the Company who is not also an officer of the Company received an annual retainer of $10,000 and also a fee of $2,000 for each Board and Compensation Committee meeting attended in person and $1,000 for each meeting attended by telephone. Meeting fees for Audit Committee meetings only are $2,500 and $1,500, respectively. Mr. Richard M. Jaffee, a retired officer of the Company, did not receive an annual retainer or any meeting fees.

         Mr. Allan H. Selig and Mr. J. Steven Cole each received an additional retainer of $2,500 and $5,000 as compensation for their roles as chairman of the Compensation Committee and the Audit Committee, respectively.

         In addition to their director remuneration, during the fiscal year ended July 31, 2003, Mr. Ronald B. Gordon, Mr. Thomas Kuczmarski and Mr. Joseph
C. Miller were paid $12,500, $10,500 and $27,500, respectively, for consulting services.

         Mr. Richard M. Jaffee relinquished an immediate lump sum payment of $300,000 due to him from the Company at his retirement as a full-time employee of the Company on January 31, 2001 and agreed to serve as a consultant to the Company for a period of five years at an annual fee of $185,000. In addition, Mr. Jaffee earns during the consulting period an annuity payable to him as a benefit of $3,810 monthly at the end of the consulting period, with payment at his death of the remaining value of this annuity to his wife, or if she should predecease him, to his designee or estate. The economic benefit to Mr. Jaffee of this agreement to pay an annuity was estimated to be $79,380 for the fiscal year ended July 31, 2003.

         The Company provides split dollar joint survivorship life insurance policies in the aggregate amount of $10,000,000 on the lives of Richard M. Jaffee and his wife, with payment to be made on the death of the last to survive. The premiums paid by the Company on the policies are charged to an open account established by the Company. No interest accrues on the balance of the open account. On the death of the last surviving insured, the estate of the deceased is obligated to pay the balance of the deceased's open account in full. No premiums were paid on these policies during the fiscal year ended July 31, 2003. It is presently anticipated that the Company will not pay any further premiums. Mr. Jaffee received a payment of $1,292 to cover the taxes on the economic benefit of the term life component of the policy that Mr. Jaffee recognized as income.

         Under the Oil-Dri Corporation of America Deferred Compensation Plan, the Company's directors were eligible to defer all or a portion of their directors' compensation and consulting fees with a return equal to one percent more than the Company's long term cost of borrowing. Mr. Richard M. Jaffee deferred $46,250 of his compensation for consulting into the plan during the fiscal year ended July 31, 2003.

         There are 15,000 shares of Common Stock reserved from Treasury shares for future grants under the Oil-Dri Corporation of America Outside Directors' Stock Plan.

                      REPORT OF THE COMPENSATION COMMITTEE
                                       OF
                         OIL-DRI CORPORATION OF AMERICA
                                       ON
                             EXECUTIVE COMPENSATION

COMPENSATION POLICY

         Oil-Dri's compensation policy is to provide its executive officers and other salaried employees with compensation opportunities competitive with comparable size companies, reflecting annual incentive opportunities commensurate with Company performance and level of responsibility, while allowing for recognition of divisional and individual performance. In determining the marketplace, Oil-Dri refers to salary surveys prepared and published by several large consulting firms. The companies represented in the surveys, which participate on a voluntary basis, are not the same group as that included in the Peer Group on the Performance Graph. On occasion the Company also uses the services of outside consultants. Using these sources, the Company sets its compensation policy to reflect the median of the marketplace. Further aligning compensation with overall Company performance, Oil-Dri makes periodic awards of stock options and restricted stock to key management officers and employees. This policy, the components of compensation which implement it, and its administration, continued in fiscal 2003, except that the incentive bonus component continued to be modified as reflected in "Administration of the Compensation Program" below.

         At present compensation levels, and given the performance based nature of the Company's stock option plan, limitations on federal income tax deductibility of a top officer's compensation in excess of $1,000,000 have no impact. In general, the Company favors the preservation of tax deductibility, but reserves the right to reconsider this position.

COMPENSATION COMPONENTS

         Cash compensation for non-sales employees has two components, base salary and annual incentive bonus. (Sales employees generally have a third component - bonus related to sales objective.) Each fiscal year management makes recommendations to the Compensation Committee regarding the corporate and divisional targets and individual objectives that will be components of the annual incentive bonus, and their relative weighting. The components and their weighting may vary from year to year and also may vary among different groups of employees. Commencing in fiscal 2001, management has recommended each year, and the Compensation Committee has approved, that the only target to be used would be corporate pre-tax income with a requirement for attainment of certain minimums, including meeting all debt covenants. All salaried employees (including the executive officers) then receive an incentive bonus at fiscal year end that is dependent upon performance as measured against the targets set. No individual bonus of more than 200% of individual target bonus can be paid. The Company has a number of salary grades reflecting differing levels of responsibility. For each salary grade, a minimum and maximum salary range is established based on a survey of comparable-sized companies. Incentive compensation is a target bonus equal to a percentage of the individual's annual base salary. This percentage is determined by the salary grade which reflects the level of responsibility and expected contribution of the position to the Company's financial results. For the individual's target to be fully achieved, Oil-Dri must meet projected overall corporate financial goals which are reviewed by the Compensation Committee. Minimum and maximum payouts are set in relation to the achievement of these goals. For salaried non-exempt employees, if the Company meets its minimum corporate performance targets and any bonus is paid based on corporate performance, a corporate incentive bonus equal to the full target bonus is paid to each salaried non-exempt employee. These employees will receive no more than 100% of target bonus.

         The annual incentive plan is designed to require communication to employees of expectations for Company performance and for potential individual rewards, so as to link Company performance and total annual pay. It provides for broad based participation, so that each salaried employee recognizes that he or she can contribute to the Company's success.

ADMINISTRATION OF THE COMPENSATION PROGRAM

         During the year there is a review of employee performance and progress. At least once a year employee performance is documented and plans for employee development are discussed. At that review the employee's salary is reviewed and, based on the position of the salary within the salary range and the performance of the individual, a base salary change may, but will not necessarily, be recommended. On the basis of that review, any adjustment to reflect the employee's performance for incentive bonus is also determined.

         The Compensation Committee reviews and generally oversees the Company's compensation program. The Company reviews with the Compensation Committee the prior year's actual salaries for the various base salary ranges and incentive bonus targets, and reviews the base salary ranges and the target bonus percentages for the coming year. In reviewing target bonus percentages for the coming fiscal year the Company presents its earnings expectations for that year. Company recommendations for stock option grants and restricted stock grants to be made from time to time are reviewed with, and approved by, the Compensation Committee.

         For fiscal 2003 (and for fiscal 2004) the Company recommended, and the Compensation Committee approved, that the incentive bonus be based solely on a corporate pre-tax income target with a requirement for attainment of certain minimums, including meeting all debt covenants, before any incentive bonus could be paid.

1995 LONG-TERM INCENTIVE PLAN

         During fiscal 2003, additional stock option grants were made under the Company's 1995 Long-Term Incentive Plan by the Compensation Committee. The vesting period for the options granted was five years with 25% of the shares becoming exercisable on the second anniversary of the grant date and an additional 25% on the third, fourth and fifth anniversaries.

COMPENSATION OF PRESIDENT AND CHIEF EXECUTIVE OFFICER

At its September 2002 meeting, the Committee had reviewed and set fiscal 2003 compensation for Mr. Daniel S. Jaffee at a salary of $285,000, with an incentive bonus plan opportunity of 50% of base salary if a 100% bonus is paid under that plan. In doing so it considered his performance and achievements as President and Chief Executive Officer during fiscal 2002 and market data concerning incentive bonus compensation. At its September 2003 meeting, the Committee approved management's proposal that for fiscal 2004, Mr. Jaffee's compensation be set at $300,000, with continued participation in the incentive bonus plan at the same level as the prior fiscal year. In approving this increase in compensation the Committee considered Mr. Jaffee's performance and achievements as President and Chief Executive Officer during fiscal 2003.

                                         COMPENSATION COMMITTEE

                                         Allan H. Selig, Chairman

                                         J. Steven Cole
                                         Ronald B. Gordon
                                         Paul J. Miller*

                                         -----------
                                         *Mr. Miller is an alternate member of
                                         the Compensation Committee, serving on
                                         the committee only in the absence of
                                         one of the other members, but as such,
                                         does not participate in 1995 Long-Term
                                         Incentive Plan actions involving
                                         directors, executive officers or 10%
                                         stockholders.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Mr. Paul J. Miller, a director of the Company and an alternate member of the Compensation Committee, is a partner of Sonnenschein Nath & Rosenthal LLP, counsel to the Company. Mr. Miller does not participate in Compensation Committee actions involving grants of stock options or restricted stock to employees subject to Section 16(b) of the Securities Exchange Act of 1934.

                          REPORT OF THE AUDIT COMMITTEE
                                       OF
                         OIL-DRI CORPORATION OF AMERICA

         The Audit Committee consists of the following members of the Board of
Directors: J. Steven Cole (Chairman), Arnold W. Donald (who succeeded Ronald B. Gordon in December 2002) and Allan H. Selig. Each member meets the independence standards presently prescribed by the New York Stock Exchange. The Board has also determined that Mr. Cole is an "audit committee financial expert" within the meaning of the rules of the Securities and Exchange Commission and that he meets the accounting or related financial management expertise standard presently required by the New York Stock Exchange.

         Management is primarily responsible for the Company's financial statements and reporting process, including its system of internal controls. The Company's independent accountants are responsible for auditing the Company's consolidated financial statements and for issuing a report on those statements. The Audit Committee oversees the financial reporting process on behalf of the Board.

         The Audit Committee met five times during the fiscal year ended July 31, 2003. In three of those meetings, it reviewed the fiscal 2003 quarterly financial statements and related news releases with management and with Pricewaterhouse Coopers LLP, the Company's independent accountants.

         At its meeting on September 23, 2003, the Audit Committee discussed the audited financial statements for fiscal year ended July 31, 2003, including discussion of any significant accounting issues, with management, including the Company's chief financial officer, and with the Company's independent accountants. In those discussions, the Audit Committee reviewed with the independent accountants, to the extent applicable, the matters required to be discussed by Statement of Auditing Standards Nos. 61 and 90 (Required Communications with Audit Committees) and relevant new Financial Accounting Standards affecting the audited financial statements. The Audit Committee also reviewed and discussed with the independent accountants their independence from the Company, including the effect of non-audit services they performed. The Audit Committee received from the independent accountants the written statement required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The independent accountants advised the Audit Committee that their audit included procedures designed to provide reasonable assurance for detection of illegal acts that would have a direct and material effect on the determination of financial statement amounts and procedures designed to identify related party transactions that are material to the financial statements or otherwise require disclosure in those statements. The Audit Committee received a report on pending litigation and other legal matters from the Company's general counsel. The Audit Committee also discussed with management and the independent accountants their comments on the Company's internal controls and compliance with those controls. It met separately with the independent accountants and then separately with management, including the Company's chief financial officer, to discuss their respective views of the conduct of the audit and of any problems encountered. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements for fiscal year 2003 be included in the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2003. The Audit Committee also appointed PricewaterhouseCoopers, LLP as independent accountants for the fiscal year ending July 31, 2004 and resolved that the appointment be presented to the stockholders for ratification at the 2003 annual meeting. The Audit Committee reviewed and discussed a draft of the Company's proposed news release announcing its fiscal 2003 results, and reviewed a preliminary draft of the Company's Annual Report on Form 10-K, copies of which had previously been furnished to the Audit Committee.

         On October 9, 2003, the Audit Committee reviewed and approved a revised Audit Committee Charter and presented it to the Board which approved it at a meeting that same day. The Audit Committee also reviewed an updated draft of the Company's report on Form 10-K. A copy of the Audit Committee Charter, as revised, appears as Exhibit A to this Proxy Statement.

                                           AUDIT COMMITTEE

                                           J. Steven Cole, Chairman
                                           Arnold W. Donald
                                           Allan H. Selig

                                  AUDITOR FEES

AUDIT FEES

         The aggregate fees, including expenses reimbursed, billed by PricewaterhouseCoopers, LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended July 31, 2003 and for the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for that fiscal year were $247,100.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         PricewaterhouseCoopers, LLP did not render any services relating to financial information systems design and implementation for the fiscal year ended July 31, 2003.

ALL OTHER FEES

         The aggregate fees, including expenses reimbursed, billed by PricewaterhouseCoopers, LLP for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended July 31, 2003, were $202,280 and included tax services of $200,780 and audit related services of $1,500.

         The Audit Committee has determined that the provision of non-audit services was compatible with maintaining the independence of PricewaterhouseCoopers, LLP.

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers, LLP as the Company's independent auditors for the year ending July 31, 2004, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers, LLP audited the Company's financial statements for the fiscal year ended July 31, 2003. A representative of PricewaterhouseCoopers, LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

         Stockholder ratification of the selection of PricewaterhouseCoopers, LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers, LLP to the stockholders for ratification as a matter of responsible corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

         The affirmative vote of the holders of a majority of the votes present in person or represented by proxy at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers, LLP.

         The Board of Directors recommends a vote "FOR" Proposal 2 to ratify the selection of PricewaterhouseCoopers, LLP.

                                PERFORMANCE GRAPH

         Set forth below is a line graph comparing the yearly cumulative total shareholders' return on the Company's Common Stock against the yearly cumulative total return of the Russell 2000 and the Russell 2000 Materials and Processing Economic Sector Index (Peer Group). The graph assumes that the value of the investment in the Company's Common Stock, the Russell 2000 Index and the Russell 2000 Materials and Processing Economic Sector Index was $100 on July 31, 1998 and that all dividends were reinvested.

                       COMPARATIVE FIVE-YEAR TOTAL RETURNS
    OIL-DRI CORPORATION OF AMERICA, RUSSELL 2000, RUSSELL 2000 - MATERIALS &
                                   PROCESSING
                     (Performance results through 7/31/2003)

[LINE GRAPH]

                                         1998        1999       2000        2001        2002        2003
                                         ----        ----       ----        ----        ----        ----
ODC                                     $100.00     $121.01    $ 61.55     $ 64.36     $63.18      $104.98
RUSSELL 2000 INDEX                      $100.00     $107.41    $122.20     $120.11     $98.54      $121.30
RUSSELL 2000-MATERIALS & PROCESSING     $100.00     $ 91.60    $ 83.82     $ 91.13     $86.22      $ 91.83

                                OTHER INFORMATION

CHANGE OF INDEPENDENT PUBLIC ACCOUNTANTS

         Blackman Kallick Bartelstein, LLP ("Blackman Kallick") served as the Company's independent public accountants for the fiscal year ended July 31, 2002. On October 16, 2002, Blackman Kallick was advised that it would not be engaged to audit the Company's financial statements for its fiscal year ending July 31, 2003, and that PricewaterhouseCoopers, LLP would be engaged to do so.

         The decision to recommend to the Board that the Company's independent public accountants be changed was made by the Company's Audit Committee based on its determination that PricewaterhouseCoopers, LLP would provide the Company with greater expertise, depth of resources, and experience in auditing public companies to meet today's, and future, heightened legislative and regulatory requirements. The recommendation was then reported to the Board which discussed and affirmed it.

         The independent auditor's report of Blackman Kallick for each of the Company's fiscal years ended July 31, 2001 and July 31, 2002 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

         During the Company's fiscal years ended July 31, 2001 and July 31, 2002, and the subsequent interim period preceding the termination of Blackman Kallick, there were no disagreements with Blackman Kallick (whether resolved to Blackman Kallick's satisfaction or not so resolved) on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure which, if not resolved to Blackman Kallick's satisfaction, would have caused it to make reference to the subject matter of the disagreement in its report.

         Blackman Kallick did not advise the Company during the Company's fiscal years ended July 31, 2001 and July 31, 2002, or in the subsequent interim period through October 16, 2002:

         A. that internal controls necessary for the Company to develop reliable financial statements did not exist;

         B. that information had come to its attention that had led it to no longer be able to rely on management's representations, or that had made it unwilling to be associated with the financial statements prepared by management;

         C. of the need to expand significantly the scope of its audit, or that information had come to its attention during the two fiscal years or in the subsequent interim period through the date of termination, that if further investigated might (i) materially have impacted the fairness or reliability of either: a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report or (ii) have caused it to be unwilling to rely on management's representations or be associated with the Company's financial statements; or

         D. that information had come to its attention that it had concluded materially impacts the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report.

         As required, the Company provided Blackman Kallick with a copy of the foregoing disclosure and requested that it furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statement made by the Company and, if not, stating the respects in which it disagrees. Blackman Kallick's letter was filed as an exhibit to the Company's Current Report on Form 8-K filed October 18, 2002.

         On October 16, 2002, PricewaterhouseCoopers, LLP was engaged as the independent accountant to audit the Company's financial statements for its fiscal year ending July 31, 2003. Prior to that engagement the Company had not consulted with PricewaterhouseCoopers during the Company's fiscal years ended July 31, 2001 and July 31, 2002, or in the subsequent period through October 16, 2002, on any matter regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements.

ANNUAL REPORT ON FORM 10-K

         This Proxy Statement does not include information regarding executive officers called for by Item 401(b) of Regulation S-K because such information is furnished in the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2003, and such information is incorporated herein by reference thereto. The Company's Annual Report on Form 10-K was filed with the Securities and Exchange Commission on October 24, 2003. A COPY OF THE COMPANY'S 2003 ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K IS BEING SENT TO EACH STOCKHOLDER ALONG WITH THIS PROXY STATEMENT.

STOCKHOLDER PROPOSALS

         Stockholder proposals for inclusion in proxy material for the 2004 Annual Meeting of Stockholders should be addressed to the Office of Stockholder Relations, Oil-Dri Corporation of America, 410 North Michigan Avenue, Suite 400, Chicago, Illinois 60611-4213, and must be received by July 6, 2004. In the case of other stockholder proposals of which the Company receives notice by September 16, 2004, generally the Company may exercise discretionary authority as to proposals covered by the notice if the Company includes in its proxy statement for the Annual Meeting advice on the nature of the proposal and how the Company intends to exercise its discretion. In the case of other stockholder proposals not included in the Company's proxy material, the Company may generally exercise discretionary voting authority, conferred by proxies, at its 2004 Annual Meeting with respect to any such proposal that is not timely submitted (i.e., of which the Company did not have notice by September 16, 2004).

STOCKHOLDERS WITH MULTIPLE ACCOUNTS

         If your household received more than one copy of our annual report and proxy statement, and you wish to reduce the number you receive, the Company will discontinue the mailing of shareholder information statements on accounts you select. Check the box "Stop Multiple Mailings" on the enclosed proxy card, for all but one of your shareholder accounts. By checking this box, you are consenting to the mailing of proxy statements, annual reports and other shareholder information only to the one account in your household for which the box was not checked. The Company will continue to separately mail a proxy card for each registered shareholder account.

         You may revoke your consent at any time by calling 877-360-5346 (toll free), or writing to Computershare Investor Services, Attn: Proxy Unit, P.O. Box 1878, Chicago, IL 60690-1878. If you revoke your consent, the Company will begin sending you individual copies of these documents within 30 days after receipt of your revocation notice.

                                3. OTHER MATTERS

         At this time, the Board of Directors is not aware of any matters not referred to herein which might be presented for action at the meeting. However, if any other business should come before the meeting, votes may be cast in respect to such matters in accordance with the best judgment of the person or persons acting under the proxies.

                                         By Order of the Board of Directors,

                                         /s/ Richard M. Jaffee
                                         ---------------------------------------
                                         RICHARD M. JAFFEE
                                         Chairman of the Board

Chicago, Illinois
October 31, 2003

EXHIBIT A

                         OIL-DRI CORPORATION OF AMERICA
                             AUDIT COMMITTEE CHARTER

PURPOSE

The Audit Committee is appointed by the Board of Directors (the "Board") of Oil-Dri Corporation of America to assist the Board in monitoring (1) the accounting and financial reporting processes of, and the integrity of, the financial statements of Oil-Dri Corporation of America and its subsidiaries (collectively, "Oil-Dri" or the "Company"), (2) the compliance by Oil-Dri with legal and regulatory requirements and Oil-Dri policies, and (3) the independence and performance of Oil-Dri's independent auditor.

ORGANIZATION

The Audit Committee shall be comprised of three members of the Board. The members of the Audit Committee shall meet the independence and experience requirements of the Securities and Exchange Commission and the New York Stock Exchange. The members and the Chairman of the Audit Committee shall be appointed by the Board. The Audit Committee shall meet when called by the Chairman, but at least four times a year.

DUTIES AND RESPONSIBILITIES

While the Audit Committee has the responsibilities and powers set forth in this Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that Oil-Dri's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations (unless otherwise authorized to do so by the Board), to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and Oil-Dri's policies.

The Board and Audit Committee have the ultimate authority and responsibility to select, appoint, evaluate and, where appropriate, replace the independent auditor. The Board and the Audit Committee may nominate the independent auditor for stockholder approval, or may submit their appointment of the independent auditor for stockholder ratification, in any proxy statement. The independent auditor is ultimately accountable to the Board and the Audit Committee, as representatives of Oil-Dri's stockholders.

To fulfill its duties and responsibilities, the Audit Committee shall:

General Responsibilities

     - Make regular reports to the Board with such recommendations as the Committee may deem appropriate.

     - Review and reassess the adequacy of this Charter at least annually and recommend any desired changes to the Board for approval.

     - Meet at least quarterly with the Chief Financial Officer, the Principal Accounting Officer and the independent auditor, in separate executive sessions if the Audit Committee so determines.

     - Assist the Board in satisfying its responsibilities to the stockholders with respect to matters relating to Oil-Dri's accounting, financial reporting, audit, legal compliance, and internal control over financial reporting.

Internal Control Over Financial Reporting

     - Review with management and the independent auditor the quality and adequacy of the Company's internal control over financial reporting, and report the results of the review to the Board.

     - Review, and advise the Board with respect to, Oil-Dri's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Ethics and Business Conduct.

Financial Reporting Process

     - Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal control over financial reporting that could significantly affect Oil-Dri's financial statements.

     - Review with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of Oil-Dri's financial statements.

     - Review with management and the independent auditor Oil-Dri's quarterly financial statements and press release prior to release of quarterly earnings, including the results of the independent auditor's review of the quarterly financial statements.

     - Review with management and the independent auditor Oil-Dri's major financial risk exposures and the steps management has taken to monitor and control such exposures.

     - Review major changes to Oil-Dri's accounting principles and practices as suggested by the independent auditor, internal auditors or management.

Review of Process for Company Compliance with Laws, Regulations and Policies

     - Review with Oil-Dri's General Counsel, at least quarterly, legal matters that may have a material impact on the financial statements, Oil-Dri's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

     - Receive from the Company's Chief Executive Officer and Chief Financial Officer the quarterly certifications of financial statements and their certification of their report on their evaluation of internal control over financial reporting.

     - Establish procedures by which the Audit Committee can receive confidentially and address complaints regarding accounting, internal control over financial reporting or auditing issues.

     - Review with management and the independent auditor any correspondence with regulators or governmental agencies, any employee complaint, or any published report, that raises any material issue regarding the Company's financial statements or accounting policies.

Independent Auditor

     - Appoint the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

     - Review the experience and qualifications of the senior members of the independent auditor team, the quality control procedures of the independent auditor, and material claims, litigation, governmental or administrative proceedings involving the independent auditor.

     - Review the appointment and replacement of the senior auditing executives.

     - Approve the fees to be paid to the independent auditor for audit services.

     - Approve, specifically and in advance or pursuant to written pre-approval policies and procedures established by the Audit Committee, all auditing and (except as exempted by law or regulation), any non-auditing service, including tax services, for which the independent auditor or other registered public accounting firm is engaged.

     - Receive from the independent auditor a formal written statement delineating all relationships between the independent auditor and Oil-Dri (consistent with Independence Standards Board Standard 1).

     - Receive periodic reports, at least annually, from the independent auditor regarding the auditor's independence, discuss such reports with the independent auditor, including discussion of any disclosed relationships or non-audit services that may impact the objectivity and independence of the auditor, and take appropriate action to satisfy itself of the independence of the auditor.

     - Review with management and the independent auditor, prior to the commencement of the audit, proposed planning, staffing and budget for the audit.

     - Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

     - Obtain reports from the independent auditor with respect to any audit of all critical accounting policies and practices to be used; all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and other material written communications between the independent auditor and the management of the Company, such as any management letter or schedule of unadjusted differences.

     - Obtain reports from management and the independent auditor that the Company's subsidiary/foreign affiliated entities are in conformity with legal requirements and the Company's Code of Ethics and Business Conduct.

     - Obtain reports from management and the independent auditor with regard to any transactions with Oil-Dri insiders or affiliates.

     - Review with the independent auditor any problems or difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, any disagreement with management, and any management letter provided by the auditor and Oil-Dri's response to that letter.

     - Obtain from the independent auditor assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

     - Evaluate the performance of the independent auditor and, if replacement is decided, replace.

     - Observe and implement all other requirements concerning the independence of the independent auditor that may be established from time to time by the Securities and Exchange Commission, the New York Stock Exchange or applicable law.

ADDITIONAL AUTHORITY

The Audit Committee shall have the authority to retain special legal, accounting or other consultants or experts to advise the Audit Committee. The Audit Committee may request any officer or employee of Oil-Dri or Oil-Dri's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to or experts retained by, the Audit Committee.

REPORTING RESPONSIBILITIES

Prepare the report required by the rules of the Securities and Exchange Commission to be included in Oil-Dri's annual proxy statement.

PROXY - OIL-DRI CORPORATION OF AMERICA

410 NORTH MICHIGAN AVENUE, SUITE 400, CHICAGO, ILLINOIS 60611-4213

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard M. Jaffee, Daniel S. Jaffee and Charles
P. Brissman as Proxies, each with the power to appoint his substitute (the action of one, if only one be present and acting, to be in any event controlling), and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock and Class B Stock of Oil-Dri Corporation of America held of record by the undersigned at the close of business on October 24, 2003, at the annual meeting of stockholders to be held on December 2, 2003, or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. EXCEPT AS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS, LLP AS INDEPENDENT AUDITORS.

PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

IMPORTANT NOTICE
MULTIPLE COPIES OF MAILINGS

To Our Stockholders:

If your household is receiving multiple copies of our shareholder information statements, such as proxy statements and annual reports, we ask that you check the box "Stop Multiple Mailings" on the reverse of this card. This will allow us to save money by reducing the number of documents we must print and mail, and will help protect the environment as well.

By checking this box, you are consenting to our mailing of proxy statements, annual reports and other shareholder information only to the one account in your household for which the box was not checked. We will continue to separately mail a proxy card for each registered shareholder account. Your consent will be perpetual unless you revoke it, which you may do at any time by calling us at 877-360-5346 (toll free), or writing us at Computershare Investor Services,
Attn: Proxy Unit, P.O. Box 1878, Chicago, IL 60690-1878. If you revoke your consent, we will begin sending you individual copies of these documents within 30 days after we receive your revocation notice.

WE ENCOURAGE YOU TO PARTICIPATE IN THIS PROGRAM BY CHECKING THE "STOP MULTIPLE MAILINGS" BOX ON THE PROXY CARD, FOR ALL BUT ONE OF YOUR SHAREHOLDER ACCOUNTS.

OIL-DRI
CORPORATION OF AMERICA

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3                                     Holder Account Number
ADD 4
ADD 5                                     C 1234567890        J  N  T
ADD 6
[Barcode]                                [Barcode]
                                         [ ]   Mark this box with an X if
                                               you have made changes to your
                                               name or address details above.

ANNUAL MEETING PROXY CARD

A. ELECTION OF DIRECTORS

1.   The Board of Directors Recommends a Vote
FOR the listed nominees.

                                                      For     Withhold
01-J. Steven Cole                                     [ ]       [ ]

02-Arnold W. Donald                                   [ ]       [ ]

03-Ronald B. Gordon                                   [ ]       [ ]

04-Daniel S. Jaffee                                   [ ]       [ ]

05-Richard M. Jaffee                                  [ ]       [ ]

06-Thomas D. Kuczmarski                               [ ]       [ ]

07-Joseph C. Miller                                   [ ]       [ ]

08-Paul J. Miller                                     [ ]       [ ]

09-Allan H. Selig                                     [ ]       [ ]

B. ISSUES

2.   The Board of Directors recommends a vote
for ratification of the selection of
PricewaterhouseCoopers, LLP as our independent
auditors for our fiscal year ending July 31, 2004.
                                                      For     Against    Abstain
                                                      [ ]       [ ]        [ ]

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please mark this box with an X if you are planning    [ ]
to attend the meeting.

MARK THIS BOX WITH AN X TO STOP MULTIPLE MAILINGS.    [ ]
Please stop mailing of shareholder publications for this account, since multiple copies come to our household at this address.

C. AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.
Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

 Signature 1 - Please keep      Signature 2 - Please keep     Date (mm/dd/yyyy)
 signature within the box       signature within the box
[                        ]    [                          ]        /     /

                                     - 28 -